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Exhibit 99

STARMET CORPORATION

DECEMBER 17, 1997

NEWS ITEM - FOR IMMEDIATE RELEASE

STARMET RESPONDS TO BRUSH WELLMAN LITIGATION
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    Starmet Corporation (NASDAQ:STMT), a Concord, Massachusetts manufacturer of advanced technology metallurgical products, today announced that Brush Wellman, Inc. has instituted suit against the Company in the United States District Court for the District of Massachusetts (Case No. 97-12705-RCO) alleging that investment casting of beryllium aluminum alloys by the Company and its subsidiaries infringes Brush Wellman, Inc. U. S. Patent No. 5,642,773.

    Starmet Comcast and Starmet Aerocast, wholly-owned subsidiaries of Starmet Corporation, manufacture advanced metal products for government, aerospace and commercial applications using Starmet's patented Beralcast-Registered Trademark- alloy and related patented and proprietary technology. Starmet's products are produced by a variety of techniques, including investment and permanent mold casting techniques. Starmet believes that its patented Beralcast-Registered Trademark- technology results in products having metallurgical characteristics superior to those produced by any competing process known to the Company. These characteristics allow Starmet's high technology customers to enhance significantly the performance of their products.

    Patent counsel have advised management that the claims set forth in the Brush Wellman, Inc. complaint are without merit, that the Brush Wellman patent is invalid and, therefore, that it is not infringed by the Company.

    The answer to the complaint is due December 30, 1997, twenty (20) days after service of the complaint upon the Company. The Company intends to file an answer challenging the validity of the Brush Wellman, Inc. patent, denying any infringement by the activities of the Company and asserting counterclaims against Brush Wellman, Inc. The Company does not anticipate that this litigation will have a material impact upon the operation or financial condition of the Company.

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NOTE:

    STATEMENTS CONTAINED HEREIN THAT ARE NOT STATEMENTS OF HISTORICAL FACT ARE "FORWARD-LOOKING STATEMENTS." FORWARD-LOOKING STATEMENTS INCLUDE, WITHOUT LIMITATION, STATEMENTS CONCERNING THE COMPANY'S AND ITS COMPETITORS' TECHNOLOGIES AND THE COMPANY'S VIEW THAT ITS RIGHT TO USE ITS OWN PATENTED TECHNOLOGY WILL BE FULLY SUBSTANTIATED AND THAT THE BRUSH WELLMAN SUIT WILL NOT ADVERSELY IMPACT THE COMPANY.

    SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON A NUMBER OF ASSUMPTIONS AND INVOLVE A NUMBER OR RISKS AND UNCERTAINTIES, INCLUDING UNCERTAINTIES WHICH ARE COMMONLY PRESENT IN ANY LITIGATION, SUCH AS THE AVAILABILITY OF INJUNCTIVE AND OTHER EQUITABLE RELIEF IN THE DISCRETION OF A COURT. ACCORDINGLY, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ADDITIONAL FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS DESCRIBED IN EXHIBIT 99 TO THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED MARCH 31, 1997.

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FOR FURTHER INFORMATION, PLEASE CONTACT:
ROBERT E. QUINN, PRESIDENT
508-369-5410
VISIT OUR WEBSITE AT:  HTTP:\\WWW.STARMET.COM